EXHIBIT (LL) - CONSULTING AGREEMENT WITH GARY M. GOLDFARB

                              CONSULTING AGREEMENT

      This Agreement is made and entered into on the 12th day of December, 1996, by and between GOLDEN EAGLE GROUP, INC., a Delaware corporation (hereinafter referred to as the "Company"), and GARY M. GOLDFARB (hereinafter referred to as the "Consultant").

                              W I T N E S S E T H :

      In consideration of the premises and the respective covenants and agreements herein set forth, the parties hereto agree as follows:

                                       I.

      The Company hereby employs, hires and otherwise contracts with the Consultant to serve as its independent consultant and the Consultant hereby accepts such employment with the Company beginning December __, 1996, and ending at the close of business on November 30, 1997. The Company may terminate this Agreement sooner in the event of a material breach of this Agreement by Consultant by providing the Consultant with at least sixty (60) days written notice of said termination in writing.

                                       II.

      During the term of this Agreement, the Consultant shall diligently and faithfully serve the Company and the advancement of the Company's interests in a manner consistent with his training, experience and abilities, and as may be assigned to him from time to time by the President of the Company. The Company shall pay Consultant as compensation for his services the sum of Eleven thousand and no/100 Dollars ($11,000.00) per month, as long as this Agreement remains in effect. For any partial period, said sum shall be pro rated accordingly. The monthly payment shall be made on the first day of every month.

                                      III.

      The Consultant shall, at all times, be and hold himself out to the public as a consultant working on behalf of the Company. The Consultant is not an agent, employee, servant, or franchisee of the Company and shall not claim any rights arising from employee status. There shall be no employment taxes paid by the Company with regard to the Consultant. The Consultant has the sole discretion to determine the manner in which the work called for hereunder is to be performed. Nothing herein contained shall authorize the Consultant to assume or create any obligation or responsibility whatsoever, expressed or implied, on behalf, or in the name of, the Company or to bind the Company in any manner whatsoever.
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      The Company agrees that Consultant may perform work for third parties as long as that work is not inconsistent with Consultant's existing non-competition and confidentiality obligations. If Consultant is requested to work for any of Company's clients outside of the scope of this Agreement, then Consultant will pass along such request to Company which may, in its sole discretion, allow Consultant to perform such work.

                                       IV.

      The Company's financial obligations to the Consultant shall be limited to payment of the Consultant's fees listed in Section II above only. Unless otherwise agreed to in writing and in advance, all other costs and expenses incurred by the Consultant when acting as the Company's consultant pursuant to this Agreement, including the Consultant's time, travel expenses, or other out-of-pocket expenses, shall be the responsibility of the Consultant; provided, however, that Consultant shall not be required to undertake any business for the Company in which the Consultant will incur any out-of-pocket expense unless Consultant receives prior assurance that any such expense will be reimbursed.

                                       V.

      Neither of the parties shall have the right to assign this Agreement, or any obligations hereunder, without the written consent of the other party except that upon merger or consolidation or liquidation of the Company with or into another corporation, or upon the sale or transfer of all or substantially all of the assets of the Company to another corporation, this Agreement shall be binding upon such other corporation as though such other corporation had been named as a party hereto and had actually executed this Agreement.

                                       VI.

      Notices and other communications permitted or required hereunder shall be in writing. Such notices shall be deemed received when (i) delivered by hand in person, receipt thereof being acknowledged in writing, (ii) telex, cable or telegraph answer back is received by the sending party from the receiving party's machine, (iii) the date of signature for receipt by the party of certified, registered, or couriered mail, or (iv) receipt by the sending party of a reply telefax confirming receipt by the receiving party of the telefax sent by the sending party. The respective addresses of the parties for the foregoing permitted modes of notification shall be as follows:

                  Golden Eagle Group
                  Attn:  President
                  120 Standifer Drive
                  P.O. Box 60185 AMF
                  Houston, Texas  77205
                  Telephone No: 713-446-2656
                  Facsimile No: 713-446-6165

                  and

                  Gary M. Goldfarb
                  9550 Broadview Terrace
                  Bay Harbor, Florida  33154
                  Telephone No: __________________
                  Facsimile No: __________________

                                      VII.

      The Agreement formed hereby is made under, and shall be construed and interpreted in accordance with the substantive laws of the State of Texas as in effect on the date hereof, without regard to the otherwise applicable Texas choice of law rules or principles. Consultant hereby submits to the jurisdiction of the state and federal courts in the State of Texas and hereby designates the Secretary of State for the State of Texas as an authorized agent to accept service of any and all process on behalf of Consultant in the State of Texas and in connection with this Agreement.

                                     VIII

      It is agreed that the parties may treat signed fax copies of this Agreement as originals until such time as the actual signed originals are exchanged by the parties.

      IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the day and year first herein above written.

                                    COMPANY:
                                    GOLDEN EAGLE GROUP, INC.

                                    By: /s/ Patrick Weston

                                    Title:  President & CEO


                                    CONSULTANT:

                                    /s/ Gary M. Goldfarb
                                    GARY M. GOLDFARB